FEE WAIVER AGREEMENT
Milliman Variable Insurance Trust
This Agreement (“Agreement”) is made by Milliman Financial Risk Management LLC (the “Adviser”), investment adviser to the series of Milliman Variable Insurance Trust (the “Trust”) identified on Appendix A (each, a “Fund,” and collectively, the “Funds”), effective as of ___________, 2021.
WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a separate series of the Trust; and
     WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to each Fund for compensation based on the value of the average daily net assets of that Fund; and
WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its shareholders to waive a portion of the Adviser’s management fee in an amount equal to a Fund’s acquired fund fees and expenses.
NOW, THEREFORE, by execution of this Agreement, intending to be legally bound hereby, the Adviser agrees as follows:
1. Fee Waiver.
With respect to each Fund, the Adviser hereby agrees to waive a portion of the Fund’s management fee in an amount equal to the Fund’s acquired fund fees and expenses for a period to commence on __________, 2021 and continue through __________, 2022.
2. Termination of Agreement.
(a) This Agreement may be terminated during the term of the Agreement by the Adviser or the Trust, without payment of any penalty, upon ninety (90) days prior written notice to the other at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Board of Trustees of the Trust (the “Board”) and a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement, or by a vote of a majority of the outstanding voting securities of the Trust.  Any termination pursuant to this paragraph 2(a) shall become effective on the date as specifically agreed upon by the Adviser and the Trust.
(b) Notwithstanding Section 2(a) of this Agreement, the Adviser may not terminate or modify this Agreement without requesting and receiving approval of the Board.

IN WITNESS WHEREOF, the Adviser has caused this Agreement to be effective as of the day and year first above written.

Milliman Financial Risk Management LLC

By :
[Name], [Title]

ACCEPTED BY:               Milliman Variable Insurance Trust,
on behalf of each Fund

By:
[Name], [Title]

APPENDIX A

Funds

Milliman S&P 500 6-Month Buffer with Par Up Strategy
1.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Jan/Jul
2.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Feb/Aug
3.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Mar/Sep
4.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Apr/Oct
5.	Milliman S&P 500 6-Month Buffer with Par Up Fund - May/Nov
6.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Jun/Dec

Milliman S&P 500 6-Month Par Down with Par Up Strategy
7.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Jan/Jul
8.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Feb/Aug
9.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Mar/Sep
10.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Apr/Oct
11.	Milliman S&P 500 6-Month Par Down with Par Up Fund - May/Nov
12.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Jun/Dec

Milliman S&P 500 1-Year Buffer with Spread Strategy
13.	Milliman S&P 500 1-Year Buffer with Spread Fund – Jan
14.	Milliman S&P 500 1-Year Buffer with Spread Fund – Feb
15.	Milliman S&P 500 1-Year Buffer with Spread Fund – Mar
16.	Milliman S&P 500 1-Year Buffer with Spread Fund – Apr
17.	Milliman S&P 500 1-Year Buffer with Spread Fund – Sep
18.	Milliman S&P 500 1-Year Buffer with Spread Fund – Oct
19.	Milliman S&P 500 1-Year Buffer with Spread Fund – Nov
20.	Milliman S&P 500 1-Year Buffer with Spread Fund – Dec

Milliman S&P 500 1-Year Floor with Par Up Strategy
21.	Milliman S&P 500 1-Year Floor with Par Up Fund – Jan
22.	Milliman S&P 500 1-Year Floor with Par Up Fund – Feb
23.	Milliman S&P 500 1-Year Floor with Par Up Fund – Mar
24.	Milliman S&P 500 1-Year Floor with Par Up Fund – Apr
25.	Milliman S&P 500 1-Year Floor with Par Up Fund – Sep
26.	Milliman S&P 500 1-Year Floor with Par Up Fund – Oct
27.	Milliman S&P 500 1-Year Floor with Par Up Fund – Nov
28.	Milliman S&P 500 1-Year Floor with Par Up Fund – Dec

Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Strategy
29.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Jan
30.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Feb
31.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Mar
32.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Apr
33.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Sep

34.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Oct
35.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Nov
36.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Dec

Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Strategy
37.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Jan
38.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Feb
39.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Mar
40.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Apr
41.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Sep
42.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Oct
43.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Nov
44.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Dec

Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Strategy
45.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Jan
46.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Feb
47.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Mar
48.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Apr
49.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Sep
50.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Oct
51.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Nov
52.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Dec

Milliman S&P 500 6-Year Buffer with Par Up Strategy
53.	Milliman S&P 500 6-Year Buffer with Par Up Fund - Jan (I)
54.	Milliman S&P 500 6-Year Buffer with Par Up Fund - Apr (I)
55.	Milliman S&P 500 6-Year Buffer with Par Up Fund - Oct (I)

Milliman S&P 500 6-Year Par Down with Par Up Strategy
56.	Milliman S&P 500 6-Year Par Down with Par Up Fund - Jan (I)
57.	Milliman S&P 500 6-Year Par Down with Par Up Fund - Apr (I)
58.	Milliman S&P 500 6-Year Par Down with Par Up Fund - Oct (I)